Exhibit 2.2
                               EXCHANGE AGREEMENT

           This EXCHANGE AGREEMENT is entered into as of April 1, 2004, by and among LensCard Corporation, a Delaware corporation ("LCC"), on the one hand, and Alan Finkelstein, an individual ("Finkelstein"), Bradley D. Ross, an individual ("Ross"), and Michael Paradise ("Paradise") (Finkelstein, Ross and Paradise are sometimes hereinafter referred to collectively as the "PSA Owners"), on the other hand.

                                    RECITALS

           WHEREAS, reference is hereby made to that certain Agreement of Purchase and Sale of Assets, dated as of February 4, 1998, between LensCard US, a Delaware limited liability company ("LCUS") (formerly, Universal Magnifier, LLC, a California limited liability company) of the one part, and Finkelstein and Ross of the other part (the "US Rights Agreement"), pursuant to which the PSA Owners sold to LCUS all of the Assets (as defined in the recitals of the US Rights Agreement, hereinafter referred to as the "US Assets"), in exchange for the Future Payments (as defined in Section 1.2 of the US Rights Agreement, hereinafter referred to as the "US Future Payments");

           WHEREAS, reference is hereby made to that certain Agreement of Purchase and Sale of Assets, dated as of July 14, 1999, between LensCard International Limited, a British Virgin Islands International Business Company ("LCI") of the one part, and Finkelstein and Ross of the other part (the "International Rights Agreement"), pursuant to which the PSA Owners sold to LCI all of the Assets (as defined in the recitals of the International Rights Agreement, hereinafter referred to as the "International Assets"), in exchange for the Future Payments (as defined in Section 1.2 of the International Rights Agreement, hereinafter referred to as the "International Future Payments");

           WHEREAS, reference is hereby made to that certain Agreement, dated July 26, 1999, by and between Finkelstein and Paradise (the "Paradise Agreement"), confirming and effecting the sale by Finkelstein to Paradise of a 1% undivided interest (the "Paradise Interest") in all of Finkelstein's right, title and interest in and to the Assets (as defined in Recital G of the Paradise Agreement), which Assets include, without limitation, the US Future Payments and the International Future Payments;

           WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder, LCC desires to issue and sell to the PSA Owners an aggregate of 5,500,000 shares of the $0.001 par value per share Common Stock of LCC in exchange for the PSA Owners' entire right, title and interest in and to the US Future Payments and the International Future Payments;

           WHEREAS, the transactions contemplated by this Agreement are part of a series of integrated, mutually dependent transactions, which are set forth in the transaction documents listed on Exhibit A attached hereto;

                                    AGREEMENT

           NOW, THEREFORE, for good and valid business purposes, and in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Purchase and Sale of Assets. As of the Effective Time (as defined in
           Section 2 below), each of the PSA Owners hereby transfers, conveys, assigns and delivers to LCC, and LCC hereby acquires from the PSA Owners each of the PSA Owner's entire right, title and interest in and to the US Future Payments and the International Future Payments (collectively, the "PSA Assets"), in exchange for the consideration set forth in Section 5 below.

2. Effective Time. The "Effective Time" is defined as that date which is two (2) business days before the date on which the merger described in that certain Agreement of Merger dated as of the date hereof, by and between LensCard International Limited, a British Virgin Islands International Business Company, and LCC is consummated and is effective.

3. Delivery of Payments. All of the US Future Payments and the International Future Payments shall be delivered directly to LCC in accordance with its instructions and the terms of the US Rights Agreement and the International Rights Agreement, respectively.

4. No Assumption of Liabilities. LCC is assuming no liability of any PSA Owner in connection with this transaction. All taxes, if any, arising from this transaction shall be paid ratably by the PSA Owners.

5. Consideration. In exchange for each PSA Owner's entire right, title and interest in and to the PSA Assets, upon the full execution of this Agreement, LCC shall issue the number of shares of LCC Common Stock set forth opposite each of the PSA Owners' names below (collectively, the "LCC Shares"):

                     PSA Owner                      # LCC Shares of Common Stock

                     Finkelstein                              4,332,650

                     Ross                                     1,114,850

                     Paradise                       52,500

6. Waiver of Anti-Assignment Provision. Each of the PSA Owners hereby forever waives any and all rights he may have to the performance by each other PSA Owner of each such other PSA Owner's obligations under
           Section 12.9 (Assignment Prohibited) of the US Rights Agreement and the International Rights Agreement.

7. Representations and Warranties of PSA Owners. Each of the PSA Owners represents and warrants, severally and not jointly, to LCC, that:

           a. such PSA Owner has not transferred, assigned, licensed, hypothecated any of his rights in the PSA Assets to any third party;

           b. there are no liens, claims, charges or other encumbrances against the PSA Assets;

           c. the LCC Shares to be purchased hereunder by such PSA Owner will be purchased for investment for such PSA Owner's own account, not as a nominee or agent, and not with a view to the resale or distribution thereof;

           d. such PSA Owner is an accredited investor as defined in Regulation D of the Securities Act and/or has such knowledge and experience in financial and business matters, either alone or with such PSA Owner's representative(s), that he is capable of evaluating the merits and risks of his investment in the LCC Shares;

           e. such PSA Owner understands that the LCC Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act") or an exemption therefrom; and

           f.         such  PSA  Owner   understands   and   agrees   that  each
                      certificate    representing    LCC   Shares   shall   bear
                      substantially the following legend:

                     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION THEREFROM IS AVAILABLE."

8. Governing Law. This Agreement shall be governed according to the laws of the State of California.

9. Recitals. The Recitals above are hereby incorporated into and made a part of this Agreement.

10. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

11. Arbitration. The parties hereby agree that all controversies, claims and matters of difference shall be resolved by binding arbitration before the American Arbitration Association (the "AAA") located in Los Angeles County, California according to the rules and practices of the AAA from time-to-time in force; provided however that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration pursuant to this section. The arbitrator shall apply California law in rendering a decision.

12. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

13. Preparation of Agreement. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself of the same in connection with this Agreement. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

14. Amendments. This agreement may be amended only by a written instrument duly executed by the parties or their respective permitted successors or assigns.

15. Counterparts. This Agreement may be executed manually or by facsimile signature in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.

16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

17. Attorneys Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement or because of any dispute, breach, default or claim hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys fees and other costs it incurs in such action, arbitration or proceeding, in addition to any other relief to which it may be entitled.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                              LENSCARD CORPORATION, a Delaware corporation

                              By:  /s/Alan Finkelstein
                              ---  -------------------
                              Name: Alan Finkelstein
                              Its: Chief Executive Officer


                              /s/Alan Finkelstein
                              -------------------
                              ALAN FINKELSTEIN


                              /s/ Bradley D. Ross
                              -------------------
                              BRADLEY D. ROSS


                              /s/ Michael Paradise
                              --------------------
                              MICHAEL PARADISE



ACKNOWLEDGED AND AGREED:

LENSCARD US, LLC, a Delaware limited liability company (formerly Universal Magnifier, LLC, a California Limited liability company)

By:  /s/ Luc Berthoud
     ----------------------------------
         Luc Berthoud, Manager

By:  /s/ Alan Finkelstein
     ------------------------------
         Alan Finkelstein, Manager

LENSCARD INTERNATIONAL LIMITED, a British
Virgin Islands International Business Company


By:  /s/ Luc Berthoud
     -----------------------------
         Luc Berthoud
Title:

                                    EXHIBIT A

              INTEGRATED, MUTUALLY DEPENDENT TRANSACTION DOCUMENTS

1. Exchange Agreement, by and between LCC and PSA Co., Inc., a Delaware corporation, pursuant to which LCC will transfer to PSA Co., Inc. all of LCC's right, title and interest in and to the PSA Assets, in exchange for 25,000 shares of common stock of PSA Co., Inc.

2. Agreement of Merger, by and between LCI and LCC, pursuant to which LCI will merge with and into LCC.

3. Exchange Agreement, by and among LCC, on the one hand, and LCUS and each of the members of LCUS, on the other hand, pursuant to which the LCUS members will transfer their LCUS membership interests in their entirety to LCC, in exchange for an aggregate of 1,000,000 shares of LCC common stock.